UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	0-23832	59-2280364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4345 Southpoint Blvd., Jacksonville, Florida 32216

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (904) 332-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated in Item 8.01 of this Form 8-K is incorporated by reference in this Item 1.02.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained or incorporated in Item 8.01 of this Form 8-K is incorporated by reference in this Item 2.04.

Item 8.01 Other Events.

On January 25, 2013, PSS World Medical, Inc. called for the conditional redemption of all of its outstanding 6.375% Senior Notes due 2022 (the “6.375% Notes”), representing an aggregate principal amount of $250.0 million. The redemption price of the 6.375% Notes was 100% of the outstanding aggregate principal amount, a redemption premium plus accrued and unpaid interest thereon to, but excluding, the redemption date. The 6.375% Notes were redeemed on February 25, 2013.

None of the 6.375% Notes will remain outstanding and the indenture governing the 6.375% Notes ceases to be of further effect as a result of the redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSS World Medical, Inc. (Registrant)

February 25, 2013	/s/ Willie C. Bogan
	By:	Willie C. Bogan
	Its:	Assistant Secretary